UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUSSEX BANCORP
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by Sussex Bancorp Pursuant to Rule 14a-6(b)

Under the Securities Exchange Act of 1934

Commission File No.: 001-12569

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Sussex Bancorp (the “Annual Meeting”), the holding company for Sussex Bank, which will be held on Tuesday, April 29, 2014, at 10:00 a.m., Eastern time, at the Hilton Garden Inn Rockaway, located at 375 Mount Hope Avenue, Rockaway, New Jersey 07866.

On or about March 31, 2014, we mailed to you the Notice of Annual Meeting of Shareholders, the proxy statement describing the formal business that we will transact at the Annual Meeting, a proxy card and the 2013 Annual Report.

If you have not already submitted your vote, please complete, sign and return the previously mailed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

You may also request an additional proxy statement and annual report by sending a written request to:

Sussex Bancorp
Attn: Linda Kuipers, Secretary
100 Enterprise Drive
Suite 700
Rockaway, New Jersey 07866

We thank you for your continued support and look forward to seeing you at the Annual Meeting.